January 13, 1999





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549


RE:     PHH CORPORATION - REGISTRATION NO.  333-45373


Gentlemen:

On behalf of PHH Corporation and pursuant to Rule 424 (b) (3) under the Securities Act of 1933 as amended, we are transmitting herewith for filing one copy of the Pricing Supplement dated January 8, 1999 to the Prospectus Supplement dated March 2, 1998 and Prospectus dated March 2, 1998 of PHH Corporation.


                                    Regards,


                                    Mark E. Johnson
                                    Assistant Treasurer

Amendment to Pricing Supplement Dated January 8, 1999         Rule 424 (b) (3)
(To Prospectus dated March 2, 1998 and                        File No. 333-45373
Prospectus Supplement dated March 2, 1998)

                                 PHH CORPORATION
                                Medium-Term Notes
------------------------------------------------------------------------------------------------------
Principal Amount:                  $50,000,000              Trade date:               January 8, 1999
Currency or Currency  Unit:        US Dollars               Original Issue Date:      January 14, 1999
Issue Price:                       100%                     Agent's Discount or Commission: 0.25%
Net Proceeds to Issuer:            $49,875,000              Agent (s): Merrill Lynch & Co.
Maturity Date:                     January 16, 2001         CUSIP Number: 69332H GD 2
------------------------------------------------------------------------------------------------------
Interest:
    Fixed Rate:
    Floating Rate:
        Base Rate:              [ ]  Commercial Paper Rate [ ]  CD Rate[ ]  Federal Funds Effective
Rate
                                [X]  LIBOR  [ ]  Treasury Rate  [ ] Prime Rate       [ ]  Other
                                     ( ) Reuters Page:                                                (see attached)
                                     (X) Telerate Page: __3750__ .

Spread:                         plus 0.90%

Initial Interest Rate:          To be determined January 12, 1999

Interest                        Reset Dates: Quarterly, April 16, 1999, July 16, 1999,
                                October 16, 1999, January 16, 2000, April 16, 2000, July
                                16, 2000, October 16, 2000, January 16, 2001, or next
                                Business Day

Interest Determination Date:    Two London Banking Days prior to Interest Reset Date

Interest                        Payment Dates: Quarterly, April 16, 1999, July 16, 1999,
                                October 16, 1999, January 16, 2000, April 16, 2000, July
                                16, 2000, October 16, 2000, January 16, 2001, or next
                                Business Day

Index Maturity:                 3 Month

Day Count Convention:           [X]  Actual/360               [ ]  Actual/Actual               [ ] 30/360

Option to Receive Payments in Specified Currency:  [ ]  Yes           [ ]  No

Redemption:
        [X] The Notes may not be redeemed prior to maturity, except as set forth in the Prospectus.
        [ ] The Notes may be redeemed prior to maturity.
    Initial Redemption Date:
    Initial Redemption Price:              %
                              -------------
    Annual Redemption Price Reduction:              % until Redemption Price is 100% of the Principal Amount.
                                       -------------
Repayment:
        [X] The Notes may not be repaid prior to maturity, except as set forth in the Prospectus.
        [ ] The Notes may be repaid prior to maturity at the option of the holder of the Notes.
    Repayment Date:
    Repayment Price:  %

Discount Note: [ ]  Yes           [X]  No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period:

Form:   [X]  Global   [ ]  Certificated

Agent's Capacity:     [ ]  Agent  [X]  Principal

If as Principal:
        [X] The Agent proposes to offer the Notes from time to time for resale in negotiated transactions or otherwise, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.
        [ ] The Agent proposes to offer the Notes at a fixed initial public offering price of % of Principal Amount.

If as Agent:
        The Notes are being offered at a fixed initial public offering price of       % of Principal Amount.
                                                                               -------
The Agents from time to time perform investment banking and other financial services for the Company and its affiliates, including its parent company,
Cendant Corporation ("Cendant"). Federal class action lawsuits have been commenced against Cendant and others alleging securities law violations in connection with public statements relating to Cendant's common stock and its public offering of FELINE PRIDES ("PRIDES") on February 24, 1998. Merrill Lynch,
Pierce, Fenner, & Smith Incorporated, as an underwriter of the PRIDES offering, is or may be named as a defendant in certain of these cases.

                                   Page 1 of 1        PHH Corporation - pric-sup

                                            January 13, 1999





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549


RE:     PHH CORPORATION - REGISTRATION NO.  333-45373


Gentlemen:

On behalf of PHH Corporation and pursuant to Rule 424 (b) (3) under the Securities Act of 1933 as amended, we are transmitting herewith for filing one copy of the Pricing Supplement dated January 8, 1999 to the Prospectus Supplement dated March 2, 1998 and Prospectus dated March 2, 1998 of PHH Corporation.


                                    Regards,


                                    Mark E. Johnson
                                    Assistant Treasurer

Amendment to Pricing Supplement Dated January 8, 1999         Rule 424 (b) (3)
(To Prospectus dated March 2, 1998 and                        File No. 333-45373
Prospectus Supplement dated March 2, 1998)

                                 PHH CORPORATION
                                MEDIUM-TERM NOTES
------------------------------------------------------------------------------------------------
Principal Amount:              $50,000,000        Trade date:                   January 8, 1999
Currency or Currency  Unit:    US Dollars         Original Issue Date:          January 14, 1999
Issue Price:                   100%               Agent's Discount or Commission: 0.20%
Net Proceeds to Issuer:        $49,900,000        Agent (s): Merrill Lynch & Co.
Maturity Date:                 July 14, 2000      CUSIP Number: 69332H GC 4
------------------------------------------------------------------------------------------------
Interest:
    Fixed Rate:
    Floating Rate:
        Base Rate:               [ ]  Commercial Paper Rate [ ]  CD Rate[ ]  Federal Funds Effective
Rate
                                 [X]  LIBOR  [ ]  Treasury Rate  [ ] Prime Rate       [ ]  Other
                                      (  ) Reuters Page:                                                (see attached)
                                      (X) Telerate Page: __3750__

Spread:                          plus 0.55%

Initial Interest Rate:           To be determined January 12, 1999

Interest Reset Dates:            Quarterly, April 14, 1999, July 14, 1999, October 14, 1999, January 14, 2000,
                                 April 14, 2000, July 14, 2000 or next Business Day

Interest Determination Date:     Two London Banking Days prior to Interest Reset Date

Interest Payment Dates:          Quarterly, April 14, 1999, July 14, 1999, October 14, 1999, January 14,
                                 2000, April 14, 2000, July 14, 2000 or next Business Day

Index Maturity:                  3 Month

Day Count Convention:            [X]  Actual/360               [ ]  Actual/Actual               [ ] 30/360

Option to Receive Payments in Specified Currency:  [ ]  Yes           [ ]  No

Redemption:
        [X] The Notes may not be redeemed prior to maturity, except as set forth in the Prospectus.
        [ ]  The Notes may be redeemed prior to maturity.
    Initial Redemption Date:
    Initial Redemption Price:           %
                             -----------
    Annual Redemption Price Reduction:           % until Redemption Price is 100% of the Principal Amount.
                                      -----------


Repayment:
        [X] The Notes may not be repaid prior to maturity, except as set forth in the Prospectus.
        [ ] The Notes may be repaid prior to maturity at the option of the holder of the Notes.
    Repayment Date:
    Repayment Price:    %

Discount Note: [ ]  Yes           [X]  No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period:

Form:   [X]  Global   [ ]  Certificated

Agent's Capacity:     [ ]  Agent  [X]  Principal

If as Principal:
        [X] The Agent proposes to offer the Notes from time to time for resale in negotiated transactions or otherwise, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.
        [ ] The Agent proposes to offer the Notes at a fixed initial public offering price of % of Principal Amount.

If as Agent:
        The Notes are being offered at a fixed initial public offering price of          % of Principal Amount.
                                                                               ----------

        The Agents from time to time perform investment banking and other financial services for the Company and its affiliates, including its parent company, Cendant Corporation ("Cendant"). Federal class action lawsuits have been commenced against Cendant and others alleging securities law violations in connection with public statements relating to Cendant's common stock and its public offering of FELINE PRIDES ("PRIDES") on February 24, 1998. Merrill Lynch, Pierce, Fenner, & Smith Incorporated, as an underwriter of the PRIDES offering, is or may be named as a defendant in certain of these cases.


                                 Page 1 of 1          PHH Corporation - pric-sup